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EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-95966 and 333-87993) pertaining to the 1999 Share Incentive Plan of Acadia Realty Trust; in the Registration Statement (Form S-3 No. 33-31630) of Acadia Realty Trust; in the Registration Statement (Form S-3 No. 333-104727) of Acadia Realty Trust; in the Registration Statement (Form S-8 No. 333-106758) pertaining to the 2003 Employee Share Incentive Plan of Acadia Realty Trust; and in the Registration Statement (Form S-3 No. 333-114785) of our reports dated March 10, 2005, with respect to the consolidated financial statements and schedule of Acadia Realty Trust, Acadia Realty Trust's management assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Acadia Realty Trust, included in this Annual Report on Form 10-K for the year ended December 31, 2004.


                              /s/ ERNST & YOUNG LLP

New York, New York
March 10, 2005